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                                                               EXHIBIT 10.14(d)


         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state and may not be sold, transferred, hypothecated or otherwise assigned except pursuant to a registration statement with respect to such securities which is effective under such act and under any applicable state securities laws unless an exemption from the registration requirements of such act and any applicable state securities laws is available.

                        PREFERRED STOCK PURCHASE WARRANT

Date of Issuance:   September 30, 1992                   Certificate No. _____


         For value received, Ventana Medical Systems, Inc., a California corporation (the "Company"), hereby grants to _________ (the "Holder"), and its assigns, the right to purchase from the Company up to ______ shares of Series D Preferred Stock at $2.15 per share (the "Exercise Price"). Certain capitalized terms used herein are defined in Section 5 hereof. The amount and kind of securities purchasable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

         This Warrant is subject to the following provisions:

         Section 1.  Exercise of Warrant.

                  1.1 Exercise Period. The Holder may exercise, in whole or in part, the purchase rights represented by this Warrant at any time and from time to time during the period beginning on September 30, 1992 and ending on (and including) September 30, 1997 (the "Exercise Period").

                  1.2 Exercise Procedure.

                           (i) This Warrant shall be deemed to have been
exercised when the Company has received all of the following items (the "Exercise Time"):

                                    (a) a completed Exercise Agreement, as
described in Section 1.3 below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser").

                                    (b) this Warrant;

                                    (c) if this Warrant is not registered in the
         name of the Purchaser, an Assignment or Assignments in the form set forth in Exhibit II hereto evidencing the assignment of this Warrant to the Purchaser, in which case the Holder
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         shall have complied with the provisions set forth in Section 7 hereof; and

                                    (d) either (x) a check payable to the
Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Preferred Stock being purchased upon such exercise (the "Aggregate Exercise Price") or (y) the surrender to the Company of securities of the Company having a Market Price equal to the Aggregate Exercise Price of the Preferred Stock being purchased upon such exercise.

                           (ii) Certificates for shares of Preferred Stock
purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within five business days after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such five-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

                           (iii) The Preferred Stock issuable upon the exercise
of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Preferred Stock at the Exercise Time.

                           (iv) The issuance of certificates for shares of
Preferred Stock upon exercise of this Warrant shall be made without charge to the Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Preferred Stock. Each share of Preferred Stock issuable upon exercise of this Warrant shall, upon payment of the Exercise Price therefor, be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.

                           (v) The Company shall not close its books against the
transfer of this Warrant or of any share of Preferred Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

                           (vi) Notwithstanding any other provision hereof, if
an exercise of any portion of this Warrant is to be made in connection with a public offering or sale of the Company, the exercise of any portion of this Warrant may, at the election of the Holder hereof, be conditioned upon the consummation of the public offering or sale of the Company in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

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                  1.3 Exercise Agreement. Upon any exercise of this Warrant, the
Exercise Agreement shall be substantially in the form set forth in Exhibit I hereto, except that if the shares of Preferred Stock are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement shall also state the name of the Person to whom the certificates for the shares of Preferred Stock are to be issued, and if the number of shares of Preferred Stock to be issued does not include all the shares of Preferred Stock purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement shall be dated the actual date of execution thereof.

         Section 2.  Early Termination and Anti-Dilution.

                  2.1 Merger, Sale of Assets, etc. If at any time the Company proposes to (i) merge with or into any other corporation, effect a reorganization or sell or convey all or substantially all of its assets to any other entity in a transaction in which the shareholders of the Company immediately before the transaction own immediately after the transaction less than a majority of the outstanding voting securities of the surviving entity (or its parent) or (ii) effect a registered public offering of its Common Stock which results in the automatic conversion of the Preferred Stock under the Company's Articles of Incorporation, then the Company shall give the holder of this Warrant thirty (30) days prior written notice of the proposed effective date of such transaction (and the consequences of such transaction under this Section 2.1) and if the Warrant has not been exercised by the effective date of such transaction it shall terminate.

                  2.2 Reclassification, etc. If the Company at any time shall, by subdivision, combination or reclassification of securities or otherwise, change any of the securities to which purchase rights under this Warrant exist into the same or a different number of securities of any class or classes, this Warrant shall thereafter be to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change. If shares of the Company' Preferred Stock are subdivided or combined into a greater or smaller number of shares of Preferred Stock, the purchase price under this Warrant shall be proportionately reduced in case of subdivision of shares or proportionately increased in the case of combination of shares, in both cases by the ratio which the total number of shares of Preferred Stock to be outstanding immediately the total number of shares of Preferred Stock outstanding immediately prior to such event.

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                  2.3 Certain Events. If any event occurs of the type
contemplated by the provisions of this Section 2 but not expressly provided for by such provisions, then the Company's board of directors shall make an appropriate adjustment in the Exercise Price and the number of shares of Preferred Stock obtainable upon exercise of this Warrant so as to protect the rights of the Holders of the Warrants; provided that no such adjustment shall increase the Exercise Price or decrease the number of shards of Preferred Stock obtainable as otherwise determined pursuant to this Section 2.

                  2.4 Notices.

                           (i) Immediately upon any adjustment of the Exercise
Price, the Company shall give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

                           (ii) The Company shall give written notice to the
Holder at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Preferred Stock or Common Stock, (B) with respect to any pro rata subscription offer to holders of Preferred Stock or Common Stock or (C) for determining rights to vote with respect to any organic change, dissolution or liquidation.

         Section 3. Liquidating Dividends. If the Company declares or pays a dividend upon the Preferred Stock payable otherwise than in cash out of retained earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Company shall pay to the Holder of this Warrant at the time of payment thereof the Liquidating Dividend which would have been paid to such Holder on the Preferred Stock had this Warrant been fully exercised immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Preferred Stock entitled to such dividends are to be determined. Prior to the exercise of this Warrant, the holder hereof shall have no rights to receive payment in respect of a cash dividend paid from retained earnings or earned surplus.

         Section 4. Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Preferred Stock (the "Purchase Rights"), then the Holder of this Warrant shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Preferred Stock acquirable upon complete exercise of this Warrant immediately


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before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Preferred Stock are to be determined for the grant, issue or sale of such Purchase Rights.

         Section 5. Definitions. The following terms have meanings set forth below:

                  "Common Stock" means, the Company's Common Stock, no par value, and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company; provided that if there is a change such that the securities issuable upon exercise of the Warrants are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term "Common Stock " shall mean one share of the security issuable upon exercise of the Warrants if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

                  "Holder" means Holder and each other person to whom this Warrant is properly assigned.

                  "Market Price" means as to any security the average of the closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged Price" is being determined and the 20 consecutive business days prior to such day; provided that if such security is listed on any domestic securities exchange the term "business days" as used in this sentence means business days on which such exchange is open for trading. If at any time such security is not listed on any domestic securities exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Company and the Holders of Warrants representing a majority of the Common Stock purchasable upon exercise of all the Warrants then outstanding; provided that if such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Company and the Holders of


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Warrants representing a majority of the Common Stock purchasable upon exercise of all the Warrants then outstanding. The determination of such appraiser shall be final and binding on the Company and the Holders of the Warrants, and the fees and expenses of such appraiser shall be paid by the Company.

                  "Persons" means an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                  "Preferred Stock" means the Company's Series D Preferred
Stock.

         Section 6. No Voting Rights; Limitations of Liability. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to purchase Preferred Stock, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of such Holder for the Exercise Price of Preferred Stock acquirable by exercise hereof or as a stockholder of the Company.

         Section 7. Warrant Transferable. This Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the Company.

         Section 8. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the "Date of Issuance" hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the "Warrants."

         Section 9. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the Holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such


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certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

         Section 10. Notices. Except as otherwise expressly provided herein, all notices referred to in this Warrant shall be in writing (including telexed, telecopied or telegraphic communication) and mailed, telexed, telecopied, telegraphed or delivered (i) to the Company, at its principal executive offices and (ii) to the Holder of this Warrant, at such Holder's address as it appears in the records of the Company (unless otherwise indicated by any such Holder). All such notices and other communications shall, except as otherwise expressly herein provided, be effective upon delivery if delivered by hand; when deposited in the mail, postage prepaid; in the case of a telex or telecopy, when received; or in the case of telegraph, when delivered to the telegraph company, charges prepaid.

         Section 11. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holders of the Warrants.

         Section 12. Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The construction, validity and interpretation of this Warrant shall be governed by the internal law, and not the conflicts law, of California.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the Date of Issuance hereof.

                                            VENTANA MEDICAL SYSTEMS, INC.


                                            By:  __________________________

                                            Its: __________________________

Attest:


_______________________
Secretary


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                                                                       EXHIBIT I

                               EXERCISE AGREEMENT

To:                                     Dated:

         The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. _____) hereby agrees to subscribe for the purchase of _________ shares of Preferred Stock covered by such Warrant and makes payment herewith in full thereof or at the price per share provided by such Warrant.

                                                Signature ____________________

                                                Address ______________________

                                                        ______________________

                                                        ______________________


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                                                                      EXHIBIT II


                                   ASSIGNMENT

         FOR VALUE RECEIVED, _________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant
(Certificate No.      ) with respect to the number of shares of Preferred Stock
covered thereby set forth below, unto:

Names of Assignee                       Address             No. of Shares
- -----------------                       -------             -------------




Dated:                                          Signature
                                                          ---------------------

                                                          ---------------------

                                                Witness
                                                          ---------------------